Exhibit (c)(4)

Special Committee Project Falcon August 8, 2019 Materials CONFIDENTIAL PRELIMINARY DRAFT

Offer Summary Offer Comparison vs. Current $MM, except where noted Current Price $8.86 Wookiee Offer $14.25 Premium / (Discount) to: Metric Spot: (08/08/2019) 30-Day Trading Avg. Avg. Since 6/4/2019 90-Day Trading Avg. 52-Week High IPO Price $8.86 $10.01 $10.17 $15.29 $28.85 $15.00 0.0% (11.5%) (12.8%) (42.1%) (69.3%) (40.9%) 60.8% 42.3% 40.2% (6.8%) (50.6%) (5.0%) Equity Value Aggregate Value $2,583.1 $1,775.2 $4,355.2 $3,547.3 AV / Revenue FY20/CY19 FY21/CY20 $760.0 $895.7 2.3x 2.0x 4.7x 4.0x FY20/CY19 FY21/CY20 $753.0 $843.4 2.4x 2.1x 4.7x 4.2x FY20/CY19 FY21/CY20 $773.2 $908.5 2.3x 2.0x 4.6x 3.9x FY20/CY19 FY21/CY20 $773.2 $955.4 2.3x 1.9x 4.6x 3.7x Notes: 1. Market data as of 8/8/2019; average share prices based on trading days; high and low represent closing prices 2. Yoda street estimates based on Wall Street research as of 6/5/2019; Yoda management estimates as of 7/25/2019; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics 3. Yoda capitalization from management as of 8/2/2019 4. Aggregate Value (“AV”) defined as equity value, plus debt and minority interest, less cash and equivalents (aggregate value is synonymous with Total Enterprise Value) 2 CONFIDENTIAL High Mgmt Mgmt Base Mgmt Low Street PRELIMINARY DRAFT

Morgan Stanley

PRELIMINARY DRAFT

Yoda Valuation Matrix

Implied Premiums / Multiples at Various Prices

$MM, except where noted

	Share Price	Premium to Current	Premium to Average 30-Day	Premium to Average 90-Day	Premium to 52-Week High	Premium to 52-Week Low	Equity Value	Aggregate Value	Street Case AV / Revenue FY20/CY19	Street Case AV / Revenue FY21/CY20	Mgmt. Low Case AV / Revenue FY20/CY19	Mgmt. Low Case AV / Revenue FY21/CY20	Mgmt. Base Case AV / Revenue FY20/CY19	Mgmt. Base Case AV / Revenue FY21/CY20	Mgmt. High Case AV / Revenue FY20/CY19	Mgmt. High Case AV / Revenue FY21/CY20
		$8.86	*$10.01*	*$15.29*	*$28.85*	*$8.63*			*$760*	*$896*	*$753*	*$843*	*$773*	*$909*	*$773*	*$955*
	$8.86	*0.0%*	*(11.5%)*	*(42.1%)*	*(69.3%)*	*2.7%*	$2,583	$1,775	2.3x	2.0x	2.4x	2.1x	2.3x	2.0x	2.3x	1.9x
Wookiee Offer (8/4/2019)	**$13.75**	*55.2%*	*37.3%*	*(10.1%)*	*(52.3%)*	*59.3%*	$4,191	$3,383	4.5x	3.8x	4.5x	4.0x	4.4x	3.7x	4.4x	3.5x
	$14.00	*58.0%*	*39.8%*	*(8.5%)*	*(51.5%)*	*62.2%*	$4,273	$3,465	4.6x	3.9x	4.6x	4.1x	4.5x	3.8x	4.5x	3.6x
Wookiee Offer (8/6/2019)	**$14.25**	*60.8%*	*42.3%*	*(6.8%)*	*(50.6%)*	*65.1%*	$4,355	$3,547	4.7x	4.0x	4.7x	4.2x	4.6x	3.9x	4.6x	3.7x
	$14.50	*63.7%*	*44.8%*	*(5.2%)*	*(49.7%)*	*68.0%*	$4,437	$3,629	4.8x	4.1x	4.8x	4.3x	4.7x	4.0x	4.7x	3.8x
	$14.75	*66.5%*	*47.3%*	*(3.6%)*	*(48.9%)*	*70.9%*	$4,520	$3,712	4.9x	4.1x	4.9x	4.4x	4.8x	4.1x	4.8x	3.9x
	$15.00	*69.3%*	*49.8%*	*(1.9%)*	*(48.0%)*	*73.8%*	$4,602	$3,794	5.0x	4.2x	5.0x	4.5x	4.9x	4.2x	4.9x	4.0x
	$15.25	*72.1%*	*52.3%*	*(0.3%)*	*(47.1%)*	*76.7%*	$4,684	$3,876	5.1x	4.3x	5.1x	4.6x	5.0x	4.3x	5.0x	4.1x
	$15.50	*74.9%*	*54.8%*	*1.3%*	*(46.3%)*	*79.6%*	$4,766	$3,958	5.2x	4.4x	5.3x	4.7x	5.1x	4.4x	5.1x	4.1x
	$15.75	*77.8%*	*57.3%*	*3.0%*	*(45.4%)*	*82.5%*	$4,848	$4,040	5.3x	4.5x	5.4x	4.8x	5.2x	4.4x	5.2x	4.2x
	$16.00	*80.6%*	*59.8%*	*4.6%*	*(44.5%)*	*85.4%*	$4,931	$4,123	5.4x	4.6x	5.5x	4.9x	5.3x	4.5x	5.3x	4.3x
	$16.25	*83.4%*	*62.3%*	*6.3%*	*(43.7%)*	*88.3%*	$5,013	$4,205	5.5x	4.7x	5.6x	5.0x	5.4x	4.6x	5.4x	4.4x
	$16.50	*86.2%*	*64.8%*	*7.9%*	*(42.8%)*	*91.2%*	$5,095	$4,287	5.6x	4.8x	5.7x	5.1x	5.5x	4.7x	5.5x	4.5x

Notes:
1. Market data as of 8/8/2019; average share prices based on trading days; high and low represent closing prices
2. Yoda capitalization from management as of 8/2/2019
3. Yoda street estimates based on Wall Street research as of 6/5/2019; Yoda management estimates as of 7/25/2019; assumes fiscal year ends Feb. 1; projections represent non-GAAP metrics

CONFIDENTIAL

3

Stock Price Performance Since Initial Offer(1) Stock Price Name 8/2/2019 8/8/2019 % Change Yoda $9.46 $8.86 (6.3%) Wookiee $162.68 $158.67 (2.5%) Skywalker $52.41 $51.33 (2.1%) Splunk $126.47 $126.88 0.3% Citrix $93.54 $92.42 (1.2%) LogMeIn $73.62 $72.46 (1.6%) Box $15.54 $14.51 (6.6%) Appian $38.71 $43.24 11.7% Cloudera $6.60 $7.01 6.2% Talend $32.25 $38.08 18.1% Accenture $193.01 $194.18 0.6% Infosys $11.13 $11.19 0.5% Cognizant $63.49 $63.96 0.7% Wipro $3.78 $3.77 (0.3%) Atos $78.02 $78.30 0.4% Genpact $39.26 $41.91 6.7% Notes: 1. Market data as of 8/8/2019 4 CONFIDENTIAL Median 0.6% Services Comps Median 0.3% Infrastructure Software Comps Parties Involved PRELIMINARY DRAFT